Exhibit 99.2

Rexford
Industrial

Supplemental Financial Reporting Package

Second Quarter | 2019

Innovation Way

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13
Portfolio Data:
Portfolio Overview	14
Occupancy and Leasing Trends	15
Leasing Statistics	16-17
Top Tenants and Lease Segmentation	18
Capital Expenditure Summary	19
Properties and Space Under Repositioning/Development	20-21
Current Year Acquisitions and Dispositions Summary	22
Guidance	23
Net Asset Value Components	24
Notes and Definitions	25-28
Disclosures:
Forward Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2018 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2019. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Adeel Khan	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Diana J. Ingram	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Stifel Nicolaus & Co.	John W. Guinee	(443) 224-1307
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Financial Results:
Total rental revenues	$63,613	$59,604	$56,125	$54,469	$51,616
Net income	$15,954	$10,717	$15,207	$8,965	$7,819
Net Operating Income (NOI)	$48,474	$45,792	$42,483	$41,175	$38,841
Company share of Core FFO	$32,068	$29,404	$27,216	$26,050	$22,882
Company share of Core FFO per common share - diluted	$0.30	$0.30	$0.29	$0.28	$0.27
Adjusted EBITDA	$45,342	$42,164	$40,348	$38,003	$36,784
Dividend declared per common share	$0.185	$0.185	$0.160	$0.160	$0.160
Portfolio Statistics:
Portfolio SF - consolidated	23,874,494	22,144,631	21,295,443	20,505,157	20,213,729
Ending occupancy - consolidated portfolio	94.2%	94.6%	95.4%	95.1%	95.2%
Stabilized occupancy - consolidated portfolio	97.8%	97.8%	97.5%	97.6%	98.1%
Leasing spreads - GAAP	39.4%	26.2%	25.1%	32.2%	35.5%
Leasing spreads - cash	22.3%	17.3%	14.8%	21.1%	23.9%
Same Property Performance:
Same Property Portfolio SF	18,251,504	18,251,504	18,251,504	18,251,504	18,251,504
Same Property Portfolio ending occupancy	96.8%	96.8%	96.0%	95.6%	95.3%
Same Property Portfolio NOI growth(2)	6.8%	7.7%	n/a	n/a	n/a
Same Property Portfolio Cash NOI growth(2)	11.1%	10.0%	n/a	n/a	n/a
Stabilized Same Property Portfolio ending occupancy	97.9%	97.9%	97.3%	97.7%	98.0%
Stabilized Same Property Portfolio NOI growth(2)	3.9%	4.4%	n/a	n/a	n/a
Stabilized Same Property Portfolio Cash NOI growth(2)	7.9%	7.5%	n/a	n/a	n/a
Capitalization:
Common stock price at quarter end	$40.37	$35.81	$29.47	$31.96	$31.39
Common shares issued and outstanding	109,519,791	103,804,570	96,610,106	92,497,666	90,848,198
Total shares and units issued and outstanding at period end(3)	111,943,020	106,267,799	99,025,917	94,500,770	92,861,762
Weighted average shares outstanding - diluted	106,236,309	98,607,786	94,487,773	91,945,206	83,494,825
5.875% Series A and Series B Cumulative Redeemable Preferred Stock and 4.43937% Cumulative Redeemable Convertible Preferred Units	$192,031	$165,000	$165,000	$165,000	$165,000
Total equity market capitalization	$4,711,171	$3,970,450	$3,083,294	$3,185,245	$3,079,931
Total consolidated debt	$761,038	$761,077	$761,116	$761,154	$761,192
Total combined market capitalization (net debt plus equity)	$5,300,000	$4,454,952	$3,663,809	$3,762,495	$3,678,419
Ratios:
Net debt to total combined market capitalization	11.1%	10.9%	15.8%	15.3%	16.3%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.2x	2.9x	3.6x	3.8x	4.1x

(1)
For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 25 and page 8 of this report, respectively.

(2)
Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio and Stabilized Same Property Portfolio. For comparability, NOI growth and Cash NOI growth for Q1’19 has been restated to remove the results of Orangethorpe, which was sold during Q2’19. See page 22 for a list of dispositions completed during 2019.

(3)
Includes the following number of OP Units and vested LTIP units held by noncontrolling interests: 2,423,229 (June 30, 2019), 2,463,229 (March 31, 2019), 2,415,811 (December 31, 2018), 2,003,104 (September 30, 2018) and 2,013,564 (June 30, 2018). Excludes the following number of shares of unvested restricted stock: 219,789 (June 30, 2019), 223,476 (March 31, 2019), 200,398 (December 31, 2018), 209,214 (September 30, 2018) and 213,867 (June 30, 2018). Excludes unvested LTIP units and unvested performance units.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
ASSETS
Land	$1,590,321	$1,364,738	$1,298,957	$1,218,386	$1,199,633
Buildings and improvements	1,528,750	1,422,684	1,332,438	1,253,935	1,229,100
Tenant improvements	66,665	62,908	60,024	54,808	53,531
Furniture, fixtures, and equipment	141	149	149	151	151
Construction in progress	23,576	20,331	24,515	50,367	44,631
Total real estate held for investment	3,209,453	2,870,810	2,716,083	2,577,647	2,527,046
Accumulated depreciation	(261,231)	(245,033)	(228,742)	(214,680)	(200,006)
Investments in real estate, net	2,948,222	2,625,777	2,487,341	2,362,967	2,327,040
Cash and cash equivalents	172,209	276,575	180,601	183,904	162,704
Restricted cash	11,055	—	—	—	—
Rents and other receivables, net	3,614	4,548	4,944	5,042	3,920
Deferred rent receivable, net	25,462	24,290	22,228	20,770	19,432
Deferred leasing costs, net	16,722	14,139	14,002	13,446	12,600
Deferred loan costs, net	1,004	1,158	1,312	1,467	1,621
Acquired lease intangible assets, net(1)	61,664	56,122	55,683	53,402	57,054
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	1,414	5,896	8,770	13,851	13,036
Other assets(2)	14,204	12,580	6,723	7,508	8,216
Acquisition related deposits	4,615	10,875	925	1,325	1,600
Total Assets	$3,265,341	$3,037,116	$2,787,685	$2,668,838	$2,612,379
LIABILITIES & EQUITY
Liabilities
Notes payable	$757,677	$757,524	$757,371	$757,218	$757,064
Interest rate swap liability	8,671	4,604	2,351	—	—
Accounts payable, accrued expenses and other liabilities(2)	26,065	33,728	21,074	30,411	19,683
Dividends payable	20,823	19,774	15,938	15,214	14,952
Acquired lease intangible liabilities, net(3)	55,084	52,426	52,727	52,289	53,939
Tenant security deposits	26,123	24,396	23,262	21,888	20,534
Prepaid rents	6,289	6,828	6,539	6,424	6,374
Total Liabilities	900,732	899,280	879,262	883,444	872,546
Equity
Series A preferred stock, net ($90,000 liquidation preference)	86,651	86,651	86,651	86,651	86,651
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Common stock	1,095	1,038	966	924	908
Additional paid in capital	2,255,849	2,042,218	1,798,113	1,666,339	1,614,650
Cumulative distributions in excess of earnings	(107,056)	(99,715)	(88,341)	(85,358)	(76,926)
Accumulated other comprehensive income	(7,101)	1,261	6,262	13,558	12,753
Total stockholders’ equity	2,301,881	2,103,896	1,876,094	1,754,557	1,710,479
Noncontrolling interests	62,728	33,940	32,329	30,837	29,354
Total Equity	2,364,609	2,137,836	1,908,423	1,785,394	1,739,833
Total Liabilities and Equity	$3,265,341	$3,037,116	$2,787,685	$2,668,838	$2,612,379

(1)	Includes net above-market tenant lease intangibles of $5,450 (June 30, 2019), $5,410 (March 31, 2019), $4,647 (December 31, 2018), $4,453 (September 30, 2018) and $4,692 (June 30, 2018).

(2)
In connection with the adoption of Financial Accounting Standards Board Topic 842 - Leases on January 1, 2019, we recognized operating lease right-of-use assets and lease liabilities related to our ground and office leases. As of June 30, 2019 we have operating lease right-of-use assets and lease liabilities of of $6.3 million and $6.6 million, respectively.

(3)	Includes net below-market tenant lease intangibles of $55,084 (June 30, 2019), $52,426 (March 31, 2019), $52,610 (December 31, 2018), $52,164 (September 30, 2018) and $53,806 (June 30, 2018).

Second Quarter 2019 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Revenues
Rental income(1)	63,613	59,604	56,125	54,469	51,616
Management, leasing, and development services	109	102	114	116	140
Interest income	668	657	769	609	—
Total Revenues	64,390	60,363	57,008	55,194	51,756
Operating Expenses
Property expenses	15,139	13,812	13,642	13,294	12,775
General and administrative(2)	7,301	7,344	6,297	6,229	6,506
Depreciation and amortization	24,522	21,996	20,671	20,144	19,775
Total Operating Expenses	46,962	43,152	40,610	39,667	39,056
Other Expenses
Acquisition expenses	29	23	166	106	37
Interest expense	6,255	6,471	6,656	6,456	6,452
Total Expenses	53,246	49,646	47,432	46,229	45,545
Gains on sale of real estate	4,810	—	5,631	—	1,608
Net Income	15,954	10,717	15,207	8,965	7,819
Less: net income attributable to noncontrolling interests	(569)	(201)	(277)	(141)	(129)
Net income attributable to Rexford Industrial Realty, Inc.	15,385	10,516	14,930	8,824	7,690
Less: preferred stock dividends	(2,424)	(2,423)	(2,424)	(2,423)	(2,424)
Less: earnings allocated to participating securities	(113)	(114)	(93)	(94)	(94)
Net income attributable to common stockholders	$12,848	$7,979	$12,413	$6,307	$5,172

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.12	$0.08	$0.13	$0.07	$0.06
Net income attributable to common stockholders per share - diluted	$0.12	$0.08	$0.13	$0.07	$0.06

Weighted average shares outstanding - basic	105,847,557	98,342,677	93,995,846	91,463,594	82,924,208
Weighted average shares outstanding - diluted	106,236,309	98,607,786	94,487,773	91,945,206	83,494,825

(1)	See footnote (1) on the next page (page 7) for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.

(2)
In connection with the adoption of Financial Accounting Standards Board Topic 842, Leases (“ASC 842”), beginning in 2019 we are required to expense internal leasing costs that were previously allowed to be capitalized under prior lease accounting guidance (“ASC 840”). If we had adopted ASC 842 as of January 1, 2018, we would have expensed internal leasing costs (in thousands) of $288, $288 and $232 for the three months ended December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Rental income(1)	63,613	51,616	123,217	100,049
Management, leasing, and development services	109	140	211	243
Interest income	668	—	1,325	—
Total Revenues	64,390	51,756	124,753	100,292
Operating Expenses
Property expenses	15,139	12,775	28,951	24,735
General and administrative (2)	7,301	6,506	14,645	12,668
Depreciation and amortization	24,522	19,775	46,518	39,227
Total Operating Expenses	46,962	39,056	90,114	76,630
Other Expenses
Acquisition expenses	29	37	52	46
Interest expense	6,255	6,452	12,726	12,304
Total Expenses	53,246	45,545	102,892	88,980
Gains on sale of real estate	4,810	1,608	4,810	11,591
Net Income	15,954	7,819	26,671	22,903
Less: net income attributable to noncontrolling interests	(569)	(129)	(770)	(447)
Net income attributable to Rexford Industrial Realty, Inc.	15,385	7,690	25,901	22,456
Less: preferred stock dividends	(2,424)	(2,424)	(4,847)	(4,847)
Less: earnings allocated to participating securities	(113)	(94)	(227)	(191)
Net income attributable to common stockholders	$12,848	$5,172	$20,827	$17,418

(1)
On January 1, 2019, we adopted ASC 842 and, among other practical expedients, elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, in 2019 is reflected as one line, “Rental income,” in the 2019 consolidated statements of operations. Prior to the adoption of ASC 842, we presented rental revenues, tenant reimbursements and other income related to leases separately in our consolidated statements of operations. To facilitate comparability, we have reclassified 2018 amounts to conform with 2019 presentation. Under the section “Rental Income” on page 27 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

(2)
In connection with the adoption of ASC 842, beginning in 2019 we are required to expense internal leasing costs that were previously allowed to be capitalized under ASC 840. If we had adopted ASC 842 as of January 1, 2018, we would have expensed internal leasing costs of $232 thousand and $417 thousand during the three and six months ended June 30, 2018, respectively.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Net Income	$15,954	$10,717	$15,207	$8,965	$7,819
Add:
Depreciation and amortization	24,522	21,996	20,671	20,144	19,775
Deduct:
Gains on sale of real estate	4,810	—	5,631	—	1,608
Funds From Operations (FFO)	35,666	32,713	30,247	29,109	25,986
Less: preferred stock dividends	(2,424)	(2,423)	(2,424)	(2,423)	(2,424)
Less: FFO attributable to noncontrolling interests(2)	(1,021)	(733)	(602)	(574)	(562)
Less: FFO attributable to participating securities(3)	(182)	(176)	(166)	(165)	(153)
Company share of FFO	$32,039	$29,381	$27,055	$25,947	$22,847

Company share of FFO per common share‐basic	$0.30	$0.30	$0.29	$0.28	$0.28
Company share of FFO per common share‐diluted	$0.30	$0.30	$0.29	$0.28	$0.27

FFO	$35,666	$32,713	$30,247	$29,109	$25,986
Adjust:
Acquisition expenses	29	23	166	106	37
Core FFO	35,695	32,736	30,413	29,215	26,023
Less: preferred stock dividends	(2,424)	(2,423)	(2,424)	(2,423)	(2,424)
Less: Core FFO attributable to noncontrolling interests(2)	(1,021)	(733)	(606)	(576)	(563)
Less: Core FFO attributable to participating securities(3)	(182)	(176)	(167)	(166)	(154)
Company share of Core FFO	$32,068	$29,404	$27,216	$26,050	$22,882

Company share of Core FFO per common share‐basic	$0.30	$0.30	$0.29	$0.28	$0.28
Company share of Core FFO per common share‐diluted	$0.30	$0.30	$0.29	$0.28	$0.27

Weighted-average shares outstanding-basic	105,847,557	98,342,677	93,995,846	91,463,594	82,924,208
Weighted-average shares outstanding-diluted(4)	106,236,309	98,607,786	94,487,773	91,945,206	83,494,825

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.

(4)	Weighted-average shares outstanding-diluted includes adjustments for unvested performance units if the effect is dilutive for the reported period.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Funds From Operations(2)	$35,666	$32,713	$30,247	$29,109	$25,986
Add:
Amortization of deferred financing costs	345	344	345	344	332
Non-cash stock compensation	2,709	2,579	2,282	2,244	2,658
Straight line corporate office rent expense adjustment	—	—	(47)	(43)	(34)
Deduct:
Preferred stock dividends	2,424	2,423	2,424	2,423	2,424
Straight line rental revenue adjustment(3)	1,241	2,067	1,492	1,343	1,673
Amortization of net below-market lease intangibles	1,900	1,751	1,627	1,622	1,616
Capitalized payments(4)	2,008	1,495	1,573	1,677	1,490
Note payable premium amortization	(2)	(1)	(1)	(1)	(2)
Recurring capital expenditures(5)	1,280	2,294	2,403	1,405	959
2nd generation tenant improvements and leasing commissions(6)	1,358	1,209	1,252	966	795
Adjusted Funds From Operations (AFFO)	$28,511	$24,398	$22,057	$22,219	$19,987

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.

(3)
The straight line rental revenue adjustment includes concessions of $916, $1,399, $1,039, $914 and $1,180 for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

(4)	Includes capitalized interest, taxes, insurance and leasing and construction development compensation.

(5)
Excludes nonrecurring capital expenditures of $6,672, $7,779, $10,529, $14,211 and $9,320 for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

(6)
Excludes 1st generation tenant improvements/space preparation and leasing commissions of $2,791, $282, $1,014, $805 and $630 for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Rental income(2)	63,613	59,604	56,125	54,469	51,616
Property expenses	15,139	13,812	13,642	13,294	12,775
Net Operating Income (NOI)	$48,474	$45,792	$42,483	$41,175	$38,841
Amortization of above/below market lease intangibles	(1,900)	(1,751)	(1,627)	(1,622)	(1,616)
Straight line rental revenue adjustment	(1,241)	(2,067)	(1,492)	(1,343)	(1,673)
Cash NOI	$45,333	$41,974	$39,364	$38,210	$35,552

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Net income	$15,954	$10,717	$15,207	$8,965	$7,819
Interest expense	6,255	6,471	6,656	6,456	6,452
Depreciation and amortization	24,522	21,996	20,671	20,144	19,775
Gains on sale of real estate	(4,810)	—	(5,631)	—	(1,608)
EBITDAre	$41,921	$39,184	$36,903	$35,565	$32,438
Stock-based compensation amortization	2,709	2,579	2,282	2,244	2,658
Acquisition expenses	29	23	166	106	37
Pro forma effect of acquisitions(3)	822	378	1,005	88	1,682
Pro forma effect of dispositions(4)	(139)	—	(8)	—	(31)
Adjusted EBITDA	$45,342	$42,164	$40,348	$38,003	$36,784

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	See footnote (1) on page 7 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.

(3)
Represents the estimated impact on Q2’19 EBITDAre of Q2’19 acquisitions as if they had been acquired on April 1, 2019, the impact on Q1’19 EBITDAre of Q1’19 acquisitions as if they had been acquired on January 1, 2019, the impact on Q4’18 EBITDAre of Q4’18 acquisitions as if they had been acquired on October 1, 2018, the impact on Q3’18 EBITDAre of Q3’18 acquisitions as if they had been acquired on July 1, 2018, and the impact on Q2’18 EBITDAre of Q2’18 acquisitions as if they had been acquired on April 1, 2018. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.

(4)
Represents the impact on Q2’19 EBITDAre of Q2’19 dispositions as if they had been sold as of April 1, 2019, the impact on Q4’18 EBITDAre of Q4’18 dispositions as if they had been sold as of October 1, 2018, and the impact on Q2’18 EBITDAre of Q2’18 dispositions as if they had been sold as of April 1, 2018. See page 22 for details related to current year disposition properties.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 10

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	146
Square Feet	18,251,504

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended June 30,					Six Months Ended June 30,
	2019	2018	$ Change	% Change		2019	2018	$ Change	% Change
Rental income(2)(3)	50,743	48,219	2,524	5.2%		101,086	95,750	5,336	5.6%
Property expenses	11,953	11,904	49	0.4%		23,706	23,593	113	0.5%
Same property portfolio NOI	$38,790	$36,315	$2,475	6.8%	(3)	$77,380	$72,157	$5,223	7.2%	(3)
Straight-line rents	(468)	(1,452)	984	(67.8)%		(1,939)	(3,400)	1,461	(43.0)%
Amort. above/below market leases	(992)	(1,273)	281	(22.1)%		(1,999)	(2,348)	349	(14.9)%
Same property portfolio Cash NOI	$37,330	$33,590	$3,740	11.1%	(3)	$73,442	$66,409	$7,033	10.6%	(3)

Stabilized same property portfolio NOI(4)	$36,446	$35,074	$1,372	3.9%		$72,833	$69,933	$2,900	4.1%

Stabilized same property portfolio Cash NOI(4)	$35,074	$32,514	$2,560	7.9%		$69,338	$64,382	$4,956	7.7%

Same Property Portfolio Occupancy:

	June 30, 2019		June 30, 2018		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(5)	Same Property Portfolio	Stabilized Same Property Portfolio(6)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	97.8%	98.2%	95.6%	99.1%	220 bps	(90) bps
Orange County	94.3%	96.6%	94.8%	97.9%	(50) bps	(130) bps
San Bernardino County	97.7%	97.7%	96.6%	96.6%	110 bps	110 bps
Ventura County	91.1%	97.2%	90.3%	96.4%	80 bps	80 bps
San Diego County	98.8%	98.8%	97.1%	97.1%	170 bps	170 bps
Total/Weighted Average	96.8%	97.9%	95.3%	98.0%	150 bps	(10) bps

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
See “Same Property Portfolio Rental Income” on page 27 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursements and other income for 2018 and 2019.

(3)
Rental income includes lease termination fees of $2 thousand and zero for the three months ended June 30, 2019 and 2018, respectively, and $2 thousand and $124 thousand for the six months ended June 30, 2019 and 2018, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 6.8% and 7.4% and Same Property Portfolio Cash NOI increased by approximately 11.1% and 10.8% during the three and six months ended June 30, 2019, compared to the three and six months ended June 30, 2018, respectively.

(4)	Excludes the operating results of properties under repositioning or lease-up in 2018 and 2019 (see page 28 for a list of these properties).

(5)
Reflects the occupancy of our Same Property Portfolio as of June 30, 2019, adjusted for space totaling 205,855 RSF at three properties that were classified as repositioning or lease-up as of June 30, 2019. For additional details, refer to pages 20-21 of this report.

(6)
Reflects the occupancy of our Same Portfolio Property as of June 30, 2018, adjusted for space totaling 502,115 RSF at eight properties that were classified as repositioning or lease-up as of June 30, 2018.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of June 30, 2019

Description	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Common shares outstanding(1)	109,519,791	103,804,570	96,610,106	92,497,666	90,848,198
Operating partnership units outstanding(2)	2,423,229	2,463,229	2,415,811	2,003,104	2,013,564
Total shares and units outstanding at period end	111,943,020	106,267,799	99,025,917	94,500,770	92,861,762
Share price at end of quarter	$40.37	$35.81	$29.47	$31.96	$31.39
Common Stock and Operating Partnership Units - Capitalization	$4,519,140	$3,805,450	$2,918,294	$3,020,245	$2,914,931
5.875% Series A Cumulative Redeemable Preferred Stock(3)	90,000	90,000	90,000	90,000	90,000
5.875% Series B Cumulative Redeemable Preferred Stock(4)	75,000	75,000	75,000	75,000	75,000
4.43937% Cumulative Redeemable Convertible Preferred Units(5)	27,031	—	—	—	—
Total Equity Market Capitalization	$4,711,171	$3,970,450	$3,083,294	$3,185,245	$3,079,931

Total Debt	$761,038	$761,077	$761,116	$761,154	$761,192
Less: Cash and cash equivalents	(172,209)	(276,575)	(180,601)	(183,904)	(162,704)
Net Debt	$588,829	$484,502	$580,515	$577,250	$598,488
Total Combined Market Capitalization (Net Debt plus Equity)	$5,300,000	$4,454,952	$3,663,809	$3,762,495	$3,678,419

Net debt to total combined market capitalization	11.1%	10.9%	15.8%	15.3%	16.3%
Net debt to Adjusted EBITDA (quarterly results annualized)(6)	3.2x	2.9x	3.6x	3.8x	4.1x

(1)	Excludes the following number of shares of unvested restricted stock: 219,789 (Jun 30, 2019), 223,476 (Mar 31, 2019), 200,398 (Dec 31, 2018), 209,214 (Sep 30, 2018) and 213,867 (Jun 30, 2018).

(2)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, LP, that are owned by unit holders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our operating partnership. As of June 30, 2019, includes 276,674 vested LTIP Units & 263,236 vested performance units and excludes 334,178 unvested LTIP Units & 591,767 unvested performance units.

(3)	Value based on 3,600,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(4)	Value based on 3,000,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(5)	Value based on 593,960 outstanding preferred units (Series 1 CPOP Units) at a liquidation preference of $45.50952 per unit.

(6)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 12

Debt Summary.	(unaudited and dollars in thousands)

Debt Detail:
As of June 30, 2019

Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Secured Debt:
$60M Term Loan	8/1/2023(3)	LIBOR+1.70%	4.098%	$58,499
Gilbert/La Palma	3/1/2031	5.125%	5.125%	2,539
Unsecured Debt:
$350M Revolving Credit Facility(4)	2/12/2021(5)	LIBOR +1.10%(6)	3.498%	—
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(6)	2.964%	100,000	8/14/2021
$225M Term Loan Facility	1/14/2023	LIBOR +1.20%(6)	2.574%	225,000	1/14/2022
$150M Term Loan Facility(7)	5/22/2025	LIBOR +1.50%(6)	3.898%	150,000
$100M Senior Notes	8/6/2025	4.29%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.93%	3.930%	125,000
			3.460%	$761,038

(1)	Includes the effect of interest rate swaps effective as of June 30, 2019, and excludes the effect of discounts, deferred loan costs and the credit facility fee.

(2)	Excludes unamortized debt issuance costs and discounts aggregating $3.4 million as of June 30, 2019.

(3)	One two-year extension is available, provided that certain conditions are satisfied.

(4)
The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% depending on the ratio of our outstanding indebtedness to the value of our gross asset value, which is measured on a quarterly basis.

(5)	Two additional six-month extensions are available, provided that certain conditions are satisfied.

(6)
The applicable LIBOR margin ranges from 1.10% to 1.50% for the revolving credit facility, 1.20% to 1.70% for the $100M term loan facility, 1.20% to 1.70% for the $225M term loan facility and 1.50% to 2.20% for the $150M term loan facility depending on the ratio of our outstanding indebtedness to the value of our gross asset value (measured on a quarterly basis). As a result, the effective interest rate will fluctuate from period to period.

(7)	We have an interest rate swap that will effectively fix the $150M term loan facility at 2.7625% plus an applicable LIBOR margin from July 22, 2019 through November 22, 2024.

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(1)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	4.9	3.27%	3.27%	$552,539	73%
Variable	5.4	LIBOR + 1.56%	3.95%	$208,499	27%
Secured	4.4		4.14%	$61,038	8%
Unsecured	5.1		3.40%	$700,000	92%

(1)	The weighted average remaining term to maturity of our consolidated debt is 5.0 years.

Debt Maturity Schedule:
Year	Secured(1)	Unsecured	Total	% Total	Effective Interest Rate
2019 - 2021	$—	$—	$—	—%	—%
2022	—	100,000	100,000	13%	2.964%
2023	58,499	225,000	283,499	37%	2.889%
Thereafter	2,539	375,000	377,539	50%	4.021%
Total	$61,038	$700,000	$761,038	100%	3.460%

(1)	Excludes the effect of scheduled monthly principal payments on amortizing loans.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 13

Portfolio Overview.
At June 30, 2019	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				In-Place ABR(2)
Market	# Properties	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	10	537,721	1,007,662	1,545,383	97.8%	100.0%	99.2%	99.2%	$14,440	$9.42
Greater San Fernando Valley	39	2,735,192	1,240,857	3,976,049	98.3%	88.7%	95.3%	98.8%	37,589	$9.92
Mid-Counties	13	870,152	278,071	1,148,223	98.6%	60.5%	89.4%	98.8%	10,462	$10.19
San Gabriel Valley	20	2,023,933	667,143	2,691,076	98.1%	100.0%	98.6%	98.6%	23,178	$8.74
South Bay	24	2,658,178	379,940	3,038,118	96.7%	88.5%	95.7%	98.3%	28,746	$9.89
Los Angeles County	106	8,825,176	3,573,673	12,398,849	97.8%	91.8%	96.0%	98.7%	114,415	$9.61

North Orange County	9	812,666	282,002	1,094,668	92.6%	100.0%	94.5%	94.5%	9,430	$9.11
OC Airport	7	601,578	37,592	639,170	87.1%	100.0%	87.8%	96.7%	6,066	$10.81
South Orange County	3	329,458	—	329,458	100.0%	—%	100.0%	100.0%	3,134	$9.51
West Orange County	6	650,276	120,800	771,076	100.0%	—%	84.3%	100.0%	5,656	$8.70
Orange County	25	2,393,978	440,394	2,834,372	94.3%	72.6%	90.9%	97.0%	24,286	$9.43

Inland Empire East	1	51,867	—	51,867	100.0%	—%	100.0%	100.0%	352	$6.80
Inland Empire West	20	3,416,018	238,568	3,654,586	97.7%	100.0%	97.8%	97.8%	28,036	$7.84
San Bernardino County	21	3,467,885	238,568	3,706,453	97.7%	100.0%	97.8%	97.8%	28,388	$7.83

Ventura	16	1,744,992	637,660	2,382,652	91.1%	68.8%	85.1%	95.4%	18,715	$9.23
Ventura County	16	1,744,992	637,660	2,382,652	91.1%	68.8%	85.1%	95.4%	18,715	$9.23

Central San Diego	13	1,103,774	106,412	1,210,186	100.0%	—%	91.2%	100.0%	13,778	$12.48
North County San Diego	14	638,998	626,283	1,265,281	97.3%	89.8%	93.6%	93.6%	12,526	$10.58
South County San Diego	1	76,701	—	76,701	94.4%	—%	94.4%	94.4%	717	$9.90
San Diego County	28	1,819,473	732,695	2,552,168	98.8%	76.8%	92.5%	96.5%	27,021	$11.45
CONSOLIDATED TOTAL / WTD AVG	196	18,251,504	5,622,990	23,874,494	96.8%	86.1%	94.2%	97.8%	$212,825	$9.46

(1)
Excludes space aggregating 875,201 square feet at 11 of our properties that were in various stages of repositioning or lease-up as of June 30, 2019. See pages 20-21 for additional details on these properties.

(2)	See page 25 for definition and details on how these amounts are calculated.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 14

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Occupancy:(1)
Los Angeles County	96.0%	96.0%	96.1%	95.1%	95.5%
Orange County	90.9%	91.4%	95.1%	95.1%	95.0%
San Bernardino County	97.8%	97.4%	96.9%	96.5%	96.8%
Ventura County	85.1%	84.8%	88.6%	89.0%	87.8%
San Diego County	92.5%	97.4%	95.2%	97.9%	97.4%
Total/Weighted Average	94.2%	94.6%	95.4%	95.1%	95.2%

Consolidated Portfolio SF	23,874,494	22,144,631	21,295,443	20,505,157	20,213,729

Leasing Activity:

	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Leasing Activity (SF):(2)
New leases(3)	651,023	527,869	168,758	583,257	300,591
Renewal leases(3)	1,069,391	604,014	463,065	360,430	542,902
Gross leasing	1,720,414	1,131,883	631,823	943,687	843,493

Expiring leases	1,289,743	916,362	706,693	733,237	767,362
Expiring leases - placed into repositioning	—	132,650	18,957	49,166	66,584
Net absorption	430,671	82,871	(93,827)	161,284	9,547
Retention rate(4)	85%	70%	67%	55%	71%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
GAAP Rent Change	39.4%	26.2%	25.1%	32.2%	35.5%
Cash Rent Change	22.3%	17.3%	14.8%	21.1%	23.9%

(1)	See page 14 for the occupancy by county of our total consolidated portfolio excluding repositioning space.

(2)	Excludes month-to-month tenants.

(3)
Renewal leasing activity for Q2'19, Q1'19, Q4'18, Q3'18 and Q2'18 excludes relocations/expansions within Rexford’s portfolio totaling 32,496, 34,737, 7,537, 42,716 and zero rentable square feet, respectively, which are included as part of new leasing activity.

(4)
Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage noted in (3) above, divided by expiring lease square footage (excluding expiring lease square footage placed into repositioning).

Second Quarter 2019 Supplemental Financial Reporting Package	Page 15

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Second Quarter 2019:
New	50	651,023	6.9
Renewal	56	1,069,391	5.5
Total/Weighted Average	106	1,720,414	6.0

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Second Quarter 2019:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Average Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(3)
New(1)	$11.53	$7.92	45.6%	0.6	$11.11	$8.66	28.4%	$3.07
Renewal(2)	$10.98	$7.95	38.1%	1.2	$10.37	$8.57	21.0%	$2.10
Weighted Average	$11.07	$7.94	39.4%	1.0	$10.50	$8.58	22.3%	$2.27

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(4)	Uncommenced New Leases: Leased SF(4)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(5)(6)	In-Place + Uncommenced ABR (in thousands)(5)(6)	In-Place + Uncommenced ABR per SF(6)
Los Angeles County	884,943	43,787	96.4%	$1,778	$116,193	$9.72
Orange County	248,053	27,620	91.9%	1,357	25,643	$9.85
San Bernardino County	326,372	15,232	98.3%	691	29,079	$7.99
San Diego County	417,338	—	92.5%	404	27,425	$11.62
Ventura County	44,790	25,320	86.2%	299	19,014	$9.26
Total/Weighted Average	1,921,496	111,959	94.7%	$4,529	$217,354	$9.61

(1)
GAAP and cash rent statistics and turnover costs for new leases exclude 14 leases aggregating 426,254 rentable square feet for which there was no comparable lease data. Of these 14 excluded leases, four leases for 76,427 rentable square feet relates to current year repositioning/redevelopment properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.

(2)
GAAP and cash rent statistics and turnover costs for renewal leases excludes one lease for 6,728 rentable square feet for which there was no comparable lease data, due to either (i) space with different lease structures or (ii) lease term shorter than six months.

(3)	Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.

(4)	Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of June 30, 2019.

(5)	Includes $1.6 million of annualized base rent under Uncommenced New Leases and $3.0 million of incremental annualized base rent under Uncommenced Renewal Leases.

(6)	See page 25 for further details on how these amounts are calculated.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 16

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of June 30, 2019:

Year of Lease Expiration	# of Leases Expiring	Total Rentable SF	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	516,662	$—	$—
Current Repositioning(1)	—	747,292	—	$—
MTM Tenants	64	67,473	1,145	$16.97
2019	149	1,138,173	10,981	$9.65
2020	340	4,339,483	38,921	$8.97
2021	320	4,807,986	43,476	$9.04
2022	249	3,055,104	30,155	$9.87
2023	136	2,578,738	27,566	$10.69
2024	85	2,491,365	25,535	$10.25
2025	19	842,125	7,991	$9.49
2026	11	569,029	6,226	$10.94
2027	7	252,538	2,522	$9.99
2028	6	348,447	3,208	$9.21
Thereafter	12	2,120,079	19,628	$9.26
Total Portfolio	1,398	23,874,494	$217,354	$9.61

(1)
Represents space at nine of our properties that were classified as current repositioning as of June 30, 2019. Excludes completed repositioning properties, pre-leased repositioning space, properties in lease-up and future repositioning properties. See pages 20-21 for additional details on these properties.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 17

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Unified Natural Foods, Inc.	Central LA	695,120	2.4%	$7.63	5/8/2038
Federal Express Corporation	South Bay	173,596	1.1%	$14.26	11/30/2032(1)
Omega/Cinema Props, Inc.	Central LA	238,015	1.1%	$10.08	12/31/2029
Triscenic Production Services, Inc.	Greater San Fernando Valley	284,273	1.1%	$8.00	9/30/2024 (2)
32 Cold, LLC	Central LA	149,157	1.0%	$15.08	3/31/2026 (3)
Dendreon Pharmaceuticals, LLC	West Orange County	170,865	1.0%	$12.92	2/28/2030
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	0.9%	$6.28	6/30/2020
Universal Technical Institute of Southern California, LLC	South Bay	142,593	0.9%	$13.69	8/31/2030
Southland Industries, a California corporation	West Orange County	207,953	0.9%	$9.27	5/31/2028
Command Logistic Services, Inc.	South Bay	276,396	0.9%	$6.83	9/30/2020
Top 10 Total / Weighted Average		2,657,316	11.3%	$9.29

(1)	Includes (i) 30,160 rentable square feet expiring September 30, 2027, and (ii) 143,436 rentable square feet expiring November 30, 2032.

(2)
Includes (i) 38,766 rentable square feet expiring November 30, 2019, (ii) 147,318 rentable square feet expiring September 30, 2021, (iii) 69,219 rentable square feet expiring March 31, 2022, and (iv) 28,970 rentable square feet expiring September 30, 2024.

(3)	Includes (i) 78,280 rentable square feet expiring September 30, 2025, and (ii) 70,877 rentable square feet expiring March 31, 2026.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable SF	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	742	1,607,273	1,668,669	96.3%	96.3%	$21,398	9.8%	$13.31
5,000 - 9,999	205	1,452,722	1,519,696	95.6%	95.6%	17,329	8.0%	$11.93
10,000 - 24,999	239	3,795,086	4,147,989	91.5%	93.9%	41,985	19.3%	$11.06
25,000 - 49,999	106	3,812,414	4,072,228	93.6%	99.2%	38,200	17.6%	$10.02
>50,000	106	11,943,045	12,465,912	95.8%	99.6%	98,442	45.3%	$8.24
Total / Weighted Average	1,398	22,610,540	23,874,494	94.7%	98.0%	$217,354	100.0%	$9.61

(1)	See page 25 for further details on how these amounts are calculated.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 18

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Six Months Ended June 30, 2019

			Year to Date
	Q2-2019	Q1-2019	Total	SF(1)	PSF
Tenant Improvements and Space Preparation:
New Leases‐1st Generation	$363	$41	$404	188,587	$2.14
New Leases‐2nd Generation	$12	$9	21	17,915	$1.17
Renewals	$33	$—	33	61,465	$0.54
Total Tenant Improvements and Space Preparation	408	50	$458

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$2,428	$241	$2,669	910,849	$2.93
New Leases‐2nd Generation	$507	$976	1,483	647,136	$2.29
Renewals	$806	$224	1,030	734,156	$1.40
Total Leasing Commissions & Lease Costs	3,741	1,441	$5,182

Total Recurring Capex	$1,280	$2,294	$3,574	22,628,123	$0.16
Recurring Capex % of NOI	2.6%	5.0%	3.8%
Recurring Capex % of Operating Revenue	2.0%	3.8%	2.9%

Nonrecurring Capex:
Development and Repositioning(2)	$3,080	$2,937	$6,017
Other Repositioning(3)	3,424	3,077	6,501
Other(4)	168	1,765	1,933
Total Nonrecurring Capex	$6,672	$7,779	$14,451	14,620,626	$0.99

Other Capitalized Costs(5)	$2,049	$1,529	$3,578

(1)
For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.

(2)	Includes capital expenditures related to properties that were under development or repositioning as of June 30, 2019. For details on these properties see pages 20-21.

(3)	Includes capital expenditures related to other space under repositioning or renovation that are not included on pages 20-21 due to smaller space size or limited downtime for completion.

(4)	Includes other nonrecurring capital expenditures including, but not limited to, costs incurred for replacements of either roof or parking lots, and ADA related construction.

(5)
Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on development, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the development and construction periods of repositioning or development projects.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 19

Properties and Space Under Repositioning/Development. (1)
As of June 30, 2019	(unaudited results, in thousands, except square feet)

Repositioning/Development Properties

							Same Property Portfolio	Estimated Construction Period
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repo/ Lease-Up		Est. New Dev. Rentable Square Feet(2)		Total Property Leased % 6/30/19	2019	Start	Target Completion	Est. Period until Stabilized (months)(3)	Purchase Price(4)	Projected Repo Costs	Projected Total Investment(5)	Cumulative Investment to Date(6)	Actual Quarterly Cash NOI 2Q-2019(7)		Est. Annual Stabilized Cash NOI(8)
CURRENT REPOSITIONING:
28903 Ave. Paine - Dev. (SF Valley)	—	—		115,817		0%	N	3Q-2019	2Q-2020	15 - 18	$5,515	$11,795	$17,310	$6,206	$—		$1,047
851 Lawrence Drive (Ventura)	49,976	49,976		39,294	(9)	0%	N	2Q-2018	3Q-2020	15 - 18	$6,663	$9,723	$16,386	$7,094	$(4)		$979
29003 Avenue Sherman (SF Valley)	68,123	68,123		—		0%	N	3Q-2018	3Q-2019	2 - 4	$9,531	$1,338	$10,869	$9,945	$(4)		$560
16121 Carmenita Rd. (Mid-Counties)	109,780	109,780		—		0%	N	1Q-2019	3Q-2019	4 - 7	$13,452	$2,584	$16,036	$14,509	$35		$906
12821 Knott Street (West OC)	120,800	120,800		39,847		0%	N	1Q-2019	3Q-2020	15 - 18	$19,768	$9,714	$29,482	$19,985	$(16)		$1,647
2455 Conejo Spectrum St.(Ventura)(10)	98,218	98,218		—		0%	N	1Q-2019	4Q-2019	4 - 7	$19,035	$1,116	$20,151	$19,239	$(12)		$986
635 8th Street (SF Valley)	72,250	72,250		—		0%	N	2Q-2019	1Q-2020	10 - 13	$14,668	$2,423	$17,091	$14,668	$(11)		$834
10015 Waples Court (Central SD)	106,412	106,412		—		0%	N	2Q-2019	1Q-2020	10 - 13	$21,435	$3,957	$25,392	$21,444	$(12)		$1,356
The Merge (Inland Empire West)(11)	—	—		333,491		0%	N	2Q-2019	2Q-2020	TBD	$23,827	$32,887	$56,714	$23,827	$(1)		$2,708
TOTAL/WEIGHTED AVERAGE	625,559	625,559		528,449							$133,894	$75,537	$209,431	$136,917	$(25)	(12)	$11,023
LEASE-UP:
2722 Fairview Street (OC Airport)	116,575	58,802		—		50%	Y	1Q-2018	4Q-2018	2 - 4	$17,800	$1,679	$19,479	$18,931	$99		$1,184
1580 Carson Street (South Bay)(13)	43,787	43,787		—		100%	N	2Q-2018	4Q-2018	1 (13)	$7,715	$1,520	$9,235	$9,037	$(39)		$585
TOTAL/WEIGHTED AVERAGE	160,362	102,589	(12)	—							$25,515	$3,199	$28,714	$27,968	$60		$1,769
FUTURE REPOSITIONING:
9615 Norwalk Blvd. (Mid-Counties)	38,362	—		201,808	(14)	69%	Y	3Q-2020	2021	TBD	$9,642	$14,803	$24,445	$10,301	$213		$1,556

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)	Represents the estimated rentable square footage to be added upon completion of current development projects.

(3)
Represents the estimated remaining number of months, as of June 30, 2019, for the property to reach stabilization. Includes time to complete construction and lease-up the property. Actual number of months required to reach stabilization may vary materially from our estimates. See page 28 for a definition of Stabilization Date - Properties and Space Under Repositioning.

(4)	Includes contractual purchase price plus closing costs.

(5)
Projected total investment includes the purchase price of the property and our current estimate of total expected nonrecurring capital expenditures to be incurred on each repositioning and development project to reach completion. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(6)	Cumulative investment-to-date includes the purchase price of the property and subsequent costs incurred for nonrecurring capital expenditures.

(7)
Represents the actual cash NOI for each property for the three months ended June 30, 2019. For a definition/discussion of non-GAAP financial measures, see the definitions section beginning on pg. 25 of this report.

(8)
Represents management’s estimate of each property’s annual cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

(9)	We expect to demolish the existing 49,976 RSF building and construct a new 89,270 RSF multi-unit building.

(10)	We acquired Conejo Spectrum Business Park, a nine-building property during 1Q-2019. Amounts presented on this page represent one of the nine buildings, located at 2455 Conejo Spectrum Street.

(11)	The Merge is a fully entitled industrial development site on which we plan to build six industrial buildings totaling 333,491 RSF.

(12)
Actual NOI for the three months ended June 30, 2019, reflects the capitalization of $336 thousand of real estate property taxes and insurance for current repositioning. We will continue to capitalize taxes and insurance during the period in which construction is taking place to get each repositioning property ready for its intended use.

(13)	As of June 30, 2019, 1580 Carson Street has been leased with a lease commencement date of August 1, 2019.

(14)
9615 Norwalk is a 10.26 acre storage-yard with three buildings totaling 38,362 RSF. In January 2019, we converted the tenant’s MTM land lease to a term lease with an expiration date of June 30, 2020. We will demolish the existing buildings and construct a new 201,808 RSF building upon termination of the land lease.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning/Development (Continued). (1)
As of June 30, 2019	(unaudited results, in thousands, except square feet)

Repositioning Space

			Same Property Portfolio	Estimated Construction Period
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repositioning/Lease-Up	2019	Start	Target Completion	Est. Period until Stabilized (months)(2)	Projected Repositioning Cost(3)	Repositioning Costs Incurred to Date	Total Property Leased % 6/30/19	Actual Quarterly Cash NOI 2Q-2019(4)		Estimated Annual Stabilized Cash NOI(5)
CURRENT REPOSITIONING:
3233 Mission Oaks Blvd. - Unit 3233 (Ventura)(6)	461,717	109,636	Y	2Q-2017	3Q-2019	9 - 15	$8,583	$7,621	78%	$(9)		$939
7110 E. Rosecrans Avenue - Unit B (South Bay)(7)	74,856	37,417	Y	1Q-2019	3Q-2019	4 - 7	$1,293	$709	50%	$(6)		$307
TOTAL		147,053					$9,876	$8,330		$(15)	(8)	$1,246

Stabilized Repositionings: Properties and Space

Property (Submarket)		Rentable Square Feet				Stabilized Period				Stabilized Yield
3233 Mission Oaks Blvd. - Unit H (Ventura)		43,927				1Q-2018				N/A(9)
1601 Alton Pkwy. (OC Airport)		124,988				3Q-2018				5.6%(10)
301-445 Figueroa Street (South Bay)		133,650				3Q-2018				7.8%
28903 Ave. Paine - Repo. (SF Valley)		111,935				4Q-2018				6.1%
14750 Nelson (San Gabriel Valley)		201,990				1Q-2019				8.0%
1998 Surveyor Avenue (Ventura)		56,306				1Q-2019				5.8%
15401 Figueroa Street (South Bay)		38,584				1Q-2019				7.2%
1332-1340 Rocky Pt. Dr. (North SD)		73,747				1Q-2019				6.5%

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)
Represents the estimated remaining number of months, as of June 30, 2019, for the space to reach stabilization. Includes time to complete construction and lease-up the space. Actual number of months required to reach stabilization may vary materially from our estimates.

(3)
Projected repositioning cost represents the estimated nonrecurring capital expenditures to be incurred for the repositioning to reach completion. Excludes historical cost of the land and building. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(4)
Represents the actual cash NOI of repositioning space for the three months ended June 30, 2019. For a definition & discussion of non-GAAP financial measures, see the definitions section beginning on page 25.

(5)
Based on management estimates of annual cash NOI for the repositioning space, once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(6)
As of June 30, 2019, we are repositioning space aggregating 109,636 RSF at 3233 Mission Oaks. Upon completion the space will be comprised of eight units. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property. As of June 30, 2019, two units totaling 25,320 RSF have been pre-leased.

(7)
As of June 30, 2019, we are repositioning a 37,417 RSF unit at 7110 Rosecrans Avenue. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property.

(8)
Actual NOI for the three months ended June 30, 2019, reflects the capitalization of $35 thousand of real estate property taxes and insurance for repositioning space. We will continue to capitalize real estate property taxes and insurance during the period in which construction is taking place to get each repositioning space ready for its intended use.

(9)	We are unable to provide a meaningful stabilized yield for these completed projects as these were partial repositionings of larger properties.

(10)
Represents the yield based on 87% occupancy as of the stabilization date, which is one year after the completion of repositioning construction work. With the lease-up of the final unit during Q2-19, the property is 100% leased and has a stabilized yield of 7.5%.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 21

Current Year Acquisitions and Dispositions Summary.
As of June 30, 2019	(unaudited results, data represents consolidated portfolio only)

2019 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)		Occ. % at Acquisition	Occ.% at Jun 30, 2019
1/15/2019	12821 Knott Street	Orange	West Orange County	120,800		$19.80		—%	—%
1/17/2019	28510 Industry Drive	Los Angeles	Greater San Fernando Valley	46,778		$7.77		100%	100%
1/28/2019	Conejo Spectrum Business Park	Ventura	Ventura	531,378		$106.25		72%	72%
3/5/2019	2455 Ash Street	San Diego	North County San Diego	42,508		$6.68		100%	100%
3/12/2019	25413 Rye Canyon Road	Los Angeles	Greater San Fernando Valley	48,075		$5.53		40%	100%
4/10/2019	1515 15th Street(1)	Los Angeles	Central LA	238,015		$28.10		—%	100%
4/12/2019	13890 Nelson Avenue	Los Angeles	San Gabriel Valley	256,993		$41.81		100%	100%
4/12/2019	445-449 Freedom Avenue	Orange	North Orange County	92,647		$17.96		100%	100%
4/12/2019	2270 Camino Vida Roble	San Diego	North County San Diego	106,311		$16.79		70%	70%
4/16/2019	980 Rancheros Drive	San Diego	North County San Diego	48,878		$7.90		100%	100%
4/25/2019	1145 Arroyo Avenue	Los Angeles	Greater San Fernando Valley	147,019		$29.86		100%	100%
4/25/2019	1150 Aviation Place	Los Angeles	Greater San Fernando Valley	147,000		$29.69		100%	100%
4/25/2019	1175 Aviation Place	Los Angeles	Greater San Fernando Valley	92,455		$17.84		100%	100%
4/25/2019	1245 Aviation Place	Los Angeles	Greater San Fernando Valley	132,936		$26.06		100%	100%
4/25/2019	635 8th Street	Los Angeles	Greater San Fernando Valley	72,250		$14.66		—%	—%
4/25/2019	10015 Waples Court	San Diego	Central San Diego	106,412		$21.30		—%	—%
4/30/2019	19100 Susana Road	Los Angeles	South Bay	52,714		$13.51		100%	100%
5/3/2019	15385 Oxnard Street	Los Angeles	Greater San Fernando Valley	71,467		$16.80		100%	100%
5/16/2019	9750-9770 San Fernando Road	Los Angeles	Greater San Fernando Valley	35,624		$7.44		100%	100%
5/31/2019	218 Turnbull Canyon	Los Angeles	San Gabriel Valley	190,900		$27.10		100%	100%
6/6/2019	The Merge(2)	San Bernardino	Inland Empire West	—	(2)	$23.20	(2)	—%	—%
				2,581,160		$486.05

2019 Subsequent Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)		Occ. % at Acquisition	Occ.% at Jun 30, 2019
7/3/2019	3340 North San Fernando Road	Los Angeles	Greater San Fernando Valley	—	(3)	$3.00		n/a	n/a
Total Year-to-Date Acquisitions				2,581,160		$489.05

2019 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Reason for Selling
6/27/19	2350-2384 Orangethorpe Avenue & 1631 Placentia Avenue	Orange	North Orange County	62,395	$11.58	Opportunistic Sale

(1)
In exchange for the property located at 1515 15th Street, the seller received 593,960 Series 1 CPOP Units, which are convertible by the holder at any time or by the Company beginning five years after issuance, in each case, into common units of the Operating Partnership on a one-for-one basis. The transaction was priced based upon a stock price of $31.56, equal to the trailing 30-day average closing price of the Company's common stock as of the letter of intent date. The Series 1 CPOP Units are entitled to cumulative cash distributions at a rate of 4.43937% per year using a per unit stated value of $45.50952 (a 44.2% premium to the $31.56 per share described above), all as more particularly described in the Current Report on Form 8-K filed with the SEC on April 10, 2019.

(2)
The Merge is a fully entitled industrial development site on which we plan to build six industrial buildings totaling 333,491 RSF. We have retained the seller as fee developer to construct the project. The acquisition price includes $5.1 million of consideration held back in escrow to be released to the seller/developer upon meeting certain developer milestones.

(3)	We acquired fee title to the parcel of land located at 3340 North San Fernando Road. Prior to the acquisition, we leased the parcel of land from the seller under a long-term ground lease.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 22

Guidance.
As of June 30, 2019

2019 OUTLOOK*

METRIC	2019 GUIDANCE / ASSUMPTIONS
	INITIAL GUIDANCE	Q1’19 UPDATED GUIDANCE		Q2’19 UPDATED GUIDANCE		YTD RESULTS AS OF JUNE 30, 2019
Net Income Attributable to Common Stockholders per diluted share (1)	$0.04 - $0.08	$0.30 - $0.32	é	$0.35 - $0.37 (2)	é	$0.20
Company share of Core FFO per diluted share (1)	$1.16 - $1.20	$1.18 - $1.20	é	$1.19 - $1.21 (2)	é	$0.60
Same Property Portfolio NOI Growth (3)	3.5% - 5.5%	4.5% - 6.0%	é	5.0% - 6.5%	é	7.2%
Stabilized Same Property Portfolio NOI Growth (3)	3.0% - 3.5%	3.5% - 4.0%	é	3.5% - 4.0%	—	4.1%
Year-End Same Property Portfolio Occupancy (3)	95.5% - 96.5%	95.5% - 96.5%	—	96.0% - 97.0%	é	96.8%
Year-End Stabilized Same Property Portfolio Occupancy (3)	96.5% - 97.5%	96.5% - 97.5%	—	97.0% - 97.5%	é	97.9%
General and Administrative Expenses (4)	$29.0M - $30.0M	$29.0M - $30.0M	—	$29.0M - $30.0M	—	$14.6 M

(1)
Our 2019 Net income and Core FFO guidance refers to the Company's in-place portfolio as of July 30, 2019, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year.

(2)
See page 28 for a reconciliation of the Company’s 2019 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Core FFO per diluted share.

(3)
Our Same Property Portfolio is a subset of our consolidated portfolio and consists of 146 properties aggregating 18,251,504 rentable square feet that were wholly-owned by us as of January 1, 2018, and still owned by us as of June 30, 2019. Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude eight of our properties that were or will be in various stages of repositioning or lease-up during 2018 and 2019. See page 28 for the definition of Stabilized Same Property Portfolio which includes a list of these eight properties.

(4)
Our general and administrative expense guidance includes (i) estimated non-cash equity compensation expense of $10.2 million and (ii) estimated internal leasing costs of $1.3 million that will be expensed during 2019 as a result of the adoption of ASC 842 effective January 1, 2019.

* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 23

Net Asset Value Components.
At 6/30/2019	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended June 30, 2019
Total operating rental income	$63,613
Property operating expenses	(15,139)
Pro forma effect of uncommenced leases(2)	1,025
Pro forma effect of acquisitions(3)	822
Pro forma effect of dispositions(4)	(139)
Pro forma NOI effect of properties and space under repositioning(5)	3,667
Pro Forma NOI	53,849
Amortization of net below-market lease intangibles	(1,900)
Straight line rental revenue adjustment	(1,241)
Pro Forma Cash NOI	$50,708

Balance Sheet Items

Other assets and liabilities	June 30, 2019
Cash and cash equivalents	$172,209
Restricted cash	11,055
Rents and other receivables, net	3,614
Other assets	14,204
Acquisition related deposits	4,615
Accounts payable, accrued expenses and other liabilities	(26,065)
Dividends payable	(20,823)
Tenant security deposits	(26,123)
Prepaid rents	(6,289)
Estimated remaining cost to complete repositioning projects	(88,949)
Total other assets and liabilities	$37,448

Debt and Shares Outstanding

Total consolidated debt(6)	$761,038
Preferred stock/units - liquidation preference	$192,031

Common shares outstanding(7)	109,519,791
Operating partnership units outstanding(8)	2,423,229
Total common shares and operating partnership units outstanding	111,943,020

(1)	For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 25 of this report.

(2)	Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of April 1, 2019.

(3)
Represents the estimated incremental NOI from Q2'19 acquisitions as if they had been acquired on April 1, 2019. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of April 1, 2019.

(4)	Represents the deduction of actual Q2'19 NOI for the property that was sold during the current quarter. See page 22 for a detail of current year disposition properties.

(5)
Represents the estimated incremental NOI from the properties that were classified as current or future repositioning or lease-up during the three months ended June 30, 2019, assuming that all repositioning work had been completed and all of the properties/space were fully stabilized as of April 1, 2019. See pages 20-21 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of April 1, 2019.

(6)	Excludes unamortized loan discount and debt issuance costs totaling $3.4 million.

(7)	Represents outstanding shares of common stock of the Company, which excludes 219,789 shares of unvested restricted stock.

(8)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 276,674 vested LTIP Units and excludes 334,178 unvested LTIP Units and 591,767 unvested performance units.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 24

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:

•
In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of June 30, 2019, multiplied by 12. Includes leases that have commenced as of June 30, 2019 or leases where tenant has taken early possession of space as of June 30, 2019. Excludes billboard and antenna revenue and tenant reimbursements.

•	In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of June 30, 2019.

•
Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to June 30, 2019, or adjustments for future known non-renewals.

•	ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of June 30, 2019, multiplied by 12.

•
In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of June 30, 2019.

•	Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of June 30, 2019.

•	Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of June 30, 2019.
Capital Expenditures, Non-recurring: Expenditures made in respect of a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made in respect of a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. For the periods presented, Core FFO adjustments consisted of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Second Quarter 2019 Supplemental Financial Reporting Package	Page 25

Notes and Definitions.

Debt Covenants ($ in thousands):

		Jun 30, 2019		Mar 31, 2019
	Current Period Covenant	Credit Facility, $225M Term Loan and $150M Term Loan	$100M Senior Notes and $125M Senior Notes	Credit Facility, $225M Term Loan and $150M Term Loan	$100M Senior Notes and $125M Senior Notes
Maximum Leverage Ratio	less than 60%	22.1%	22.1%	23.6%	23.6%
Maximum Secured Leverage Ratio	less than 45%	1.7%	n/a	1.8%	n/a
Maximum Secured Leverage Ratio	less than 40%	n/a	1.7%	n/a	1.8%
Maximum Secured Recourse Debt	less than 15%	—%	—%	—%	—%
Minimum Tangible Net Worth	$1,617,298	$2,614,104	$2,614,104	$2,374,017	$2,374,017
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	4.9 to 1.00	4.9 to 1.00	4.6 to 1.00	4.6 to 1.00
Unencumbered Leverage Ratio	less than 60%	22.5%	22.5%	25.0%	25.0%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	7.78 to 1.00	7.78 to 1.00	7.14 to 1.00	7.14 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.

Fixed Charge Coverage Ratio:

For the Three Months Ended
Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
EBITDAre	$41,921	$39,184	$36,903	$35,565	$32,438
Amortization of above/below market lease intangibles	(1,900)	(1,751)	(1,627)	(1,622)	(1,616)
Non-cash stock compensation	2,709	2,579	2,282	2,244	2,658
Straight line corporate office rent expense adjustment	—	—	(47)	(43)	(34)
Straight line rental revenue adjustment	(1,241)	(2,067)	(1,492)	(1,343)	(1,673)
Capitalized payments	(955)	(866)	(1,104)	(1,027)	(927)
Recurring capital expenditures	(1,280)	(2,294)	(2,403)	(1,405)	(959)
2nd generation tenant improvements and leasing commissions	(1,358)	(1,209)	(1,252)	(966)	(795)
Cash flow for fixed charge coverage calculation	37,896	33,576	31,260	31,403	29,092
Cash interest expense calculation detail:
Interest expense	6,255	6,471	6,656	6,456	6,452
Capitalized interest	1,053	629	469	650	563
Note payable premium amort.	(2)	(1)	(1)	(1)	(2)
Amortization of deferred financing costs	(345)	(344)	(345)	(344)	(332)
Cash interest expense	6,961	6,755	6,779	6,761	6,681
Scheduled principal payments	39	39	38	38	233
Preferred stock/unit dividends	2,694	2,423	2,424	2,423	2,424
Fixed charges	$9,694	$9,217	$9,241	$9,222	$9,338

Fixed Charge Coverage Ratio	3.9	x	3.6	x	3.4	x	3.4	x	3.1	x
Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO

Second Quarter 2019 Supplemental Financial Reporting Package	Page 26

Notes and Definitions.

excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space at a property as the lower of (i) 35,000 square feet of space or (ii) 50% of a property’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We look to update this definition on an annual basis based on the growth and size of the Company’s consolidated portfolio.

Rental Income: See below for a breakdown of 2019 and 2018 consolidated rental income. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Rental revenue	$53,599	$50,286	$47,429	$45,661	$43,567
Tenant reimbursements	9,776	9,041	8,462	8,508	7,932
Other income	238	277	234	300	117
Rental income	63,613	59,604	56,125	54,469	51,616
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2018, and still owned by us as of June 30, 2019. The Company’s computation of same property performance may not be comparable to other REITs.
Same Property Portfolio Rental Income: See below for a breakdown of 2019 and 2018 rental income for our Same Property Portfolio. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Rental revenue	$42,947	$40,621	$2,326	5.7%	$85,358	$80,663	$4,695	5.8%
Tenant reimbursements	7,590	7,497	93	1.2%	15,266	14,735	531	3.6%
Other income	206	101	105	104.0%	462	352	110	31.3%
Rental income	$50,743	$48,219	$2,524	5.2%	$101,086	$95,750	$5,336	5.6%

Second Quarter 2019 Supplemental Financial Reporting Package	Page 27

Notes and Definitions.

Stabilization Date - Properties and Space Under Repositioning: We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.
Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years. Stabilized Same Property Portfolio occupancy/leasing statistics exclude vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties aggregating 1,264,013 rentable square feet that were in various stages of repositioning or lease-up during 2018 and the six months ended June 30, 2019:

14748-14750 Nelson Avenue	301-445 Figueroa Street
15401 Figueroa Street	3233 Mission Oaks Boulevard
1601 Alton Parkway	7110 E. Rosecrans Avenue
2700-2722 Fairview Street	28903 Avenue Paine
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Net Income	$15,954	$10,717	$15,207	$8,965	$7,819
Add:
General and administrative	7,301	7,344	6,297	6,229	6,506
Depreciation and amortization	24,522	21,996	20,671	20,144	19,775
Acquisition expenses	29	23	166	106	37
Interest expense	6,255	6,471	6,656	6,456	6,452
Subtract:
Management, leasing, and development services	109	102	114	116	140
Interest income	668	657	769	609	—
Gains on sale of real estate	4,810	—	5,631	—	1,608
NOI	$48,474	$45,792	$42,483	$41,175	$38,841
Straight line rental revenue adjustment	(1,241)	(2,067)	(1,492)	(1,343)	(1,673)
Amortization of above/below market lease intangibles	(1,900)	(1,751)	(1,627)	(1,622)	(1,616)
Cash NOI	$45,333	$41,974	$39,364	$38,210	$35,552

Reconciliation of Net Income to Same Property Portfolio NOI, Same Property Portfolio Cash NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$15,954	$7,819	$26,671	$22,903
Add:
General and administrative	7,301	6,506	14,645	12,668
Depreciation and amortization	24,522	19,775	46,518	39,227
Acquisition expenses	29	37	52	46
Interest expense	6,255	6,452	12,726	12,304
Deduct:
Management, leasing and development services	109	140	211	243
Interest income	668	—	1,325	—
Gains on sale of real estate	4,810	1,608	4,810	11,591
NOI	$48,474	$38,841	$94,266	$75,314
Non-Same Property Portfolio rental income	(12,870)	(3,397)	(22,131)	(4,299)
Non-Same Property Portfolio property expenses	3,186	871	5,245	1,142
Same Property Portfolio NOI	$38,790	$36,315	$77,380	$72,157
Straight line rental revenue adjustment	(468)	(1,452)	(1,939)	(3,400)
Amort. of above/below market lease intangibles	(992)	(1,273)	(1,999)	(2,348)
Same Property Portfolio Cash NOI	$37,330	$33,590	$73,442	$66,409

NOI (from above)	$48,474	$38,841	$94,266	$75,314
Non-Stabilized Same Property Portfolio rental income	(15,909)	(5,120)	(28,047)	(7,481)
Non-Stabilized Same Property Portfolio property expenses	3,881	1,353	6,614	2,100
Stabilized Same Property Portfolio NOI	$36,446	$35,074	$72,833	$69,933
Straight line rental revenue adjustment	(373)	(1,284)	(1,481)	(3,113)
Amort. of above/below market lease intangibles	(999)	(1,276)	(2,014)	(2,438)
Stabilized Same Property Portfolio Cash NOI	$35,074	$32,514	$69,338	$64,382
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2019 Estimate
	Low	High
Net income attributable to common stockholders	$0.35	$0.37
Company share of depreciation and amortization	$0.88	$0.88
Company share of gains on sale of real estate	$(0.04)	$(0.04)
Company share of Core FFO	$1.19	$1.21

Second Quarter 2019 Supplemental Financial Reporting Package	Page 28